Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report dated September 16, 2005, with respect to the financial statements of Wilson Family Communities, Inc. (formerly, Athena Equity Partners-Hays, L.P.) as of and for the years ended December 31, 2004 and 2003, and to the reference to our firm under the caption "Experts" in the prospectus.

/s/ Helin, Donovan, Trubee & Wilkinson, LLP

Austin, Texas
February 2, 2006